UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): May 19, 2026

TrustCo Bank Corp NY
(Exact Name of Registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK		12302
(Address of principal executive offices)		Zip Code

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of TrustCo Bank Corp NY (“TrustCo” or the “Company”) adopted an amendment (the “Amendment”) to the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) on March 17, 2026, subject to shareholder approval at the Company’s 2026 Annual Meeting of Shareholders on May 19, 2026 (the “2026 Annual Meeting”). The Company’s shareholders approved the Amendment to the 2019 Equity Incentive Plan at the 2026 Annual Meeting, as described under Item 5.07 below. The Amendment increases the number of shares of the Company’s common stock available for issuance under the 2019 Equity Incentive Plan by 500,000, from 700,000 shares to 1,200,000 shares.

A detailed description of the Amendment was set forth in Proposal 2 in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2026 (the “2026 Proxy Statement”), which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the 2019 Equity Incentive Plan and the Amendment, copies of which are attached as Exhibit 10(a) and Exhibit 10(b), respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2026 Annual Meeting on May 19, 2026. At the 2026 Annual Meeting, of the 17,506,881 shares of common stock of the Company outstanding and entitled to vote, 15,057,848 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the 2026 Annual Meeting are set forth below.

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve a one-year term until the Company’s 2027 Annual Meeting of Shareholders and until a successor has been duly elected and qualified. The result of the vote taken at the 2026 Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For	Broker Non-Votes
Steffani Cotugno, DO	12,447,632	1,140,855	34,587	91.60%	1,434.774
Brian C. Flynn	12,267,014	1,324,504	31,556	90.25%	1,434,774
Lisa M. Lucarelli	12,433,857	1,156,857	32,430	91.48%	1,434,774
Thomas O. Maggs	12,196,189	1,395,064	31,821	89.73%	1,434,774
Anthony J. Marinello, MD, PhD	12,204,224	1,384,874	33,976	89.80%	1,434,774
Robert J. McCormick	12,448,714	1,143,242	31,118	91.58%	1,434,774
Curtis N. Powell	12,270,209	1,318,312	34,553	90.29%	1,434,774
Kimberly A. Russell	12,443,707	1,144,027	35,340	91.58%	1,434,774
Frank B. Silverman	11,373,360	2,216,155	33,559	83.69%	1,434,774

Proposal 2 – Approval of the Amendment to the 2019 Equity Incentive Plan, in order to increase the aggregate number of shares of common stock available for issuance under the 2019 Equity Incentive Plan, as disclosed in the 2026 Proxy Statement. The shareholders approved the Amendment to the 2019 Equity Incentive Plan. The result of the vote taken at the 2026 Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For	Broker Non-Votes
Approval of an amendment to the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan in order to increase the aggregate number of shares of common stock available for issuance under the plan.	12,267,246	1,310,701	45,127	90.34%	1,434,774

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the 2026 Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the 2026 Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For	Broker Non-Votes
Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers	12,336,045	1,208,378	78,651	91.07%	1,434,774

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026. The result of the vote taken at the 2026 Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For
Ratification of the appointment of Crowe LLP as TrustCo’s independent registered public accounting firm for 2026	14,858,059	186,014	13,775	98.76%

Item 8.01.	Other Events

Attached as Exhibit 99(a) and incorporated by reference herein are the materials presented at the 2026 Annual Meeting held on May 19, 2026.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10(a)	TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan.

10(b)	Amendment No. 1 to the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan.

99(a)	Presentation given at the 2026 Annual Meeting of Shareholders held on May 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2026
TRUSTCO BANK CORP NY
(Registrant)

	By:	/s/Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and Chief Financial Officer